UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2005

UTSTARCOM, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-29661	52-1782500
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1275 Harbor Bay Parkway

Alameda, California 94502

(Address of principal executive offices) (Zip code)

(510) 864-8800

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02               Unregistered Sales of Equity Securities

On June 30, 2005, UTStarcom, Inc. (the “Company”) entered into a privately negotiated transaction with a holder of its 0.875% Convertible Subordinated Notes due 2008 (the “Notes”) pursuant to which the holder exchanged $40.0 million aggregate principal amount of the Notes for an aggregate of 1,560,000 shares of the Company’s common stock, par value $0.00125 per share.  As an incentive to exchange the Notes for shares of common stock, the holder received from the Company an aggregate of $17,000,000 in cash.  This exchange is considered an early extinguishment of debt in which the aggregate fair value of the common stock and cash is less than the carrying value of the Notes.  Accordingly, the Company expects to record a gain on extinguishment for such exchange of approximately $10.5 million to $11.0 million.

The shares of common stock issued in this transaction are exempt from the registration requirements of the Securities Act of 1933, as amended (the “1933 Act”), pursuant to an exemption under Section 3(a)(9) of the 1933 Act.  The Notes had been registered and resold pursuant to a registration statement filed by the Company pursuant to the 1933 Act, and no commission or other remuneration was paid or given directly or indirectly for soliciting such exchange.

The Company will continue to review other opportunities that may arise from time to time to reduce indebtedness and interest expense, taking into account its current liquidity and prospects for future access to the capital markets.  In that connection, the Company may acquire other outstanding securities in exchange for common stock or a combination of cash and common stock through other privately negotiated transactions.  The Company will evaluate any such transactions in light of then existing market conditions and other relevant factors.  The amounts involved in any such transaction, individually or in the aggregate, may be material.

This Current Report on Form 8-K contains forward-looking statements, including the foregoing statements regarding the expected gain on extinguishment of the Notes and possible future acquisitions by the Company of its outstanding securities.  Investors are cautioned that these forward-looking statements are inherently uncertain.  These statements are subject to risks and uncertainties that may cause actual results to differ materially.  These risks include rapidly changing technology, the changing nature of global telecommunications markets, both in China and globally, the termination of significant contracts, the direction and results of future research and development efforts, evolving product and applications standards, reductions or delays in system deployments, product transitions, potential non-realization of backlog, changes in demand for and acceptance of the Company’s products, the market price for the Company’s securities, general adverse economic conditions and trends and uncertainties such as changes in government regulation and licensing requirements, both in China and globally.  For a detailed discussion of these and other risks and uncertainties, investors are directed to the Company’s latest Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as filed with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UTSTARCOM, INC.

Date: June 30, 2005	By:	/s/ Hong Liang Lu
	Name:	Hong Liang Lu
	Title:	President and Chief Executive Officer